As filed with the Securities and Exchange Commission on August 30, 1999

                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                           IMAGE SENSING SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

           MINNESOTA                                             41-1519168
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                             500 Spruce Tree Centre
                           1600 University Avenue West
                            St. Paul, Minnesota 55104
                                 (651) 603-7700
               (Address of principal executive offices) (Zip code)

   IMAGE SENSING SYSTEMS, INC. 1995 LONG-TERM INCENTIVE AND STOCK OPTION PLAN
                            (Full title of the plan)
   EMPLOYMENT AGREEMENT DATED MARCH 10, 1995, BETWEEN PANOS MICHALOPOULOS AND
                           IMAGE SENSING SYSTEMS, INC.
                            (Full title of the plan)
       OPTION AGREEMENT DATED AUGUST 27, 1996, BETWEEN JAMES MURDAKES AND
                           IMAGE SENSING SYSTEMS, INC.
                            (Full title of the plan)
        OPTION AGREEMENT DATED APRIL 1, 1998, BETWEEN JAMES MURDAKES AND
                           IMAGE SENSING SYSTEMS, INC.
                            (Full title of the plan)
     OPTION AGREEMENT DATED DECEMBER 8, 1998, BETWEEN CONSTANTINE XYKIS AND
                           IMAGE SENSING SYSTEMS, INC.
                            (Full title of the plan)
    OPTION AGREEMENT DATED DECEMBER 8, 1998, BETWEEN RICHARD C. MAGNUSON AND
                           IMAGE SENSING SYSTEMS, INC.
                            (Full title of the plan)
      OPTION AGREEMENT DATED DECEMBER 8, 1998, BETWEEN RICHARD P. BRAUN AND
                           IMAGE SENSING SYSTEMS, INC.
                            (Full title of the plan)
       OPTION AGREEMENT DATED DECEMBER 8, 1998, BETWEEN JAMES MURDAKES AND
                           IMAGE SENSING SYSTEMS, INC.
                            (Full title of the plan)

                              --------------------

                          William L. Russell, President
                           Image Sensing Systems, Inc.
                             500 Spruce Tree Centre
                           1600 University Avenue West
                            St. Paul, Minnesota 55104
                                 (651) 603-7700
                              --------------------

                     (Name and address of agent for service)

                                 (651) 603-7700
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------- ---------------- -------------------- ---------------------- --------------------
                                             Proposed              Proposed
Title of each class                      Maximum Offering           Maximum
of Securities to be     Amount to be           Price          Aggregate Offering         Amount of
     registered          registered        per Share (1)           Price (1)         Registration Fee
--------------------- ---------------- -------------------- ---------------------- --------------------
    Common Stock
  ($.01 par value)         408,000            $4.438              $1,810,074              $503.20
--------------------- ---------------- -------------------- ---------------------- --------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended. The proposed maximum offering price is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq consolidated reporting system on August 26, 1999.
--------------------------------------------------------------------------------

Item 3.  Incorporation of Documents by Reference.

            The following documents, which have been filed by Image Sensing Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

                        (a) The Company's Annual Report on Form 10-KSB for the
            fiscal year ended December 31, 1998;

                        (b) The Company's Quarterly Reports on Form 10-QSB for
            the quarters ended March 31, 1999 and June 30, 1999; and

                        (c) The description of the Company's Common Stock
            contained in any registration statement filed by the Company under the Exchange Act, including any amendment or report filed by the Company under the Exchange Act for the purpose of updating such description.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

            The Company's Restated Articles of Incorporation provide for indemnification of directors of the Company to the fullest extent permitted by Minnesota law. Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

            Article IX of the Bylaws of the Company provides that the Company shall indemnify officers and directors to the extent permitted by Section 302A.521 as now enacted or hereafter amended.

Item 8.  Exhibits.

            4.1 Restated Articles of Incorporation of the Company, incorporated by reference to the Company's registration statement on Form SB-2 (Registration No. 90298C) filed with the Commission on March 14, 1995

            4.2 Bylaws of the Company, incorporated by reference to the Company's registration statement on Form SB-2 (Registration No. 90298C) filed with the Commission on March 14, 1995

            5           Opinion of Dorsey & Whitney LLP

            23.1        Consent of Ernst & Young LLP

            23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5 above)

Item 9.  Undertakings.

A.    Post-Effective Amendments.

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Subsequent Documents Incorporated by Reference.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Claims for Indemnification.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on this 30th day of August, 1999.

                                       IMAGE SENSING SYSTEMS, INC.


                                       By: /s/ William L. Russell
                                           ----------------------
                                       William L. Russell
                                       President and Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on August 30, 1999.

Signature                                  Title
---------                                  -----

/s/ Panos G. Michalopoulos                 Chairman of the Board of Directors
-------------------------------------------
Panos G. Michalopoulos


/s/ William L. Russell                     President and Chief Executive Officer
-------------------------------------------
William L. Russell


/s/ Richard C. Magnuson                    Director
-------------------------------------------
Richard C. Magnuson


/s/ Arthur J. Bourgeois                    Chief Financial Officer, Treasurer
-------------------------------------------
Arthur J. Bourgeois


/s/ Richard P. Braun                       Director
-------------------------------------------
Richard P. Braun


/s/ James Murdakes                         Director and Secretary
-------------------------------------------
James Murdakes


/s/ Constantine Xykis                      Director
-------------------------------------------
Constantine Xykis

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.             Name
-----------             ----

4.1 Restated Articles of Incorporation of the Company, incorporated by reference to the Company's registration statement on Form SB-2 (Registration No. 90298C) filed with the Commission on March 14, 1995

4.2 Bylaws of the Company, incorporated by reference to the Company's registration statement on Form SB-2 (Registration No. 90298C) filed with the Commission on March 14, 1995

5                       Opinion of Dorsey & Whitney LLP

23.1                    Consent of Ernst & Young LLP

23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5 above)